Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1, dated as of May 30, 2018 (this “Amendment”), to that certain Credit Agreement, dated as of January 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Amendment, the “Credit Agreement”; the Credit Agreement, after giving effect to the effectiveness of this Amendment, the “Amended Credit Agreement”), by and among ALPHA 3 B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, with corporate seat in De Meern and registered with the Dutch trade register under number 66940532 (the “Parent Borrower”), ALPHA US BIDCO, INC., a Delaware corporation (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Incremental Borrowers” or “you”), ATOTECH DEUTSCHLAND GMBH, a company organized and existing under the laws of Germany with principal offices located at Erasmusstrasse 20, Berlin, Germany 10553 (the “German Borrower”), ATOTECH S.E.A. PTE LTD, a private company limited by shares incorporated under the laws of Singapore with company registration no. 198904489 (the “Singapore Borrower” and together with the German Borrower and the Incremental Borrowers, the “Borrowers”), ALPHA 2 B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with corporate seat in De Meern and registered with the Dutch trade register under number 66937442 (“Holdings”), each lender from time to time party thereto, the other financial institutions from time to time party thereto, BARCLAYS BANK PLC, as administrative agent and collateral agent (the “Administrative Agent” and BANK OF CHINA LIMITED, SHANGHAI BRANCH, as Redenomination Term Facilities Administrative Agent, is entered into by and among the Borrowers, Holdings, the Subsidiary Guarantors party hereto, the Administrative Agent, and the Incremental Term Lender (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrowers may obtain a Term Commitment Increase (as defined in the Credit Agreement) in an aggregate amount of $200,000,000 (the Term Loans made under the 2018 Term Commitment Increase (as defined below), the “2018 Term Loans”) by, among other things, entering into this Amendment in accordance with the terms and conditions of the Credit Agreement in order to fund a one-time special cash dividend payment to Holdings (to permit Holdings to make a one-time special cash dividend to holders of Capital Stock of Holdings), on or promptly following the First Amendment Effective Date, in an aggregate principal amount not to exceed $200,000,000 (the “2018 Special Dividend”);

WHEREAS, the Borrowers have requested that the Incremental Term Lender (as defined below) provide, and the Incremental Term Lender has agreed to provide, the 2018 Term Commitment Increase in the amounts indicated on Annex I hereto;

WHEREAS, on or around the First Amendment Effective Date, Holdings will issue $300,000,000 in aggregate principal amount of Senior PIK Toggle Notes due 2023 (the “Holdco PIK Notes”);

WHEREAS, in connection with the foregoing, it is intended that (a) the Incremental Borrowers will obtain such 2018 Term Loans, (b) the proceeds of the Borrowings under such 2018 Term Loans will be used (i) to finance, in part, the 2018 Special Dividend and (ii) to pay certain fees, costs and expenses related thereto and in connection with this Amendment and (c) Holdings will issue the Holdco PIK Notes and make a dividend to Holdings’ equity holders and pay certain fees, commissions and expenses related to the Holdco PIK Notes (collectively, the “Transactions”);

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS; INTERPRETATION, ETC.

Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is an “Incremental Facility Agreement” and a “Loan Document”, each as defined in the Credit Agreement.

SECTION 2. 2018 TERM COMMITMENT INCREASE.

2.1 2018 Term Commitment Increase. On and as of the First Amendment Effective Date, the party hereto providing the 2018 Term Commitment Increase as indicated on Annex I hereto (the “Incremental Term Lender”) hereby agrees to make a 2018 Term Loan to the Incremental Borrowers in an aggregate principal amount equal to the amount set forth opposite the Incremental Term Lender’s name on Annex I hereto (the “2018 Term Commitment Increase”), on the terms set forth herein and in the Credit Agreement, and subject to the conditions set forth in Section 4 below. The 2018 Term Loans shall be deemed to be “Term Loans” and “Initial Term B-1 Loans” for all purposes of the Credit Agreement and the other Loan Documents, constituting the same Class, Tranche and Term Loan Tranche with, and having terms and provisions identical to those applicable to the Initial Term B-1 Loans made pursuant to Section 2.01(a) of the Credit Agreement. The 2018 Term Loans shall be incurred pursuant to the Ratio-Based Incremental Facility under the Credit Agreement. The 2018 Term Commitment Increase shall be provided in accordance with, and be subject to all of the terms and conditions set forth in, the Credit Agreement (including, without limitation, Section 2.14 thereof). The 2018 Term Commitment Increase shall terminate upon funding of the 2018 Term Loans.

2.2 The Incremental Term Lender hereby: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a 2018 Term Loan has been made available to the Incremental Term Lender by the Administrative Agent; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the First Amendment Effective Date the Incremental Term Lender shall be a “Lender”, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

2.3 The 2018 Term Loans shall be allocated to each outstanding Initial Term B-1 Borrowing that is a Eurocurrency Rate Borrowing of the same Class on a pro rata basis, even though as a result thereof such 2018 Incremental Term Loans will have a shorter Interest Period than the Initial Term B-1 Loans included in the Borrowing of which they are a part (it being acknowledged that Section 2.14(c) of the Credit Agreement permits such Interest Periods).

SECTION 3. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to satisfaction (or waiver) of the conditions set forth in Section 4 hereof, on the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“2018 Term Loans” means the “2018 Term Loans” as defined in the First Amendment.

“First Amendment” means Amendment No. 1 to the Credit Agreement, dated as of May 30, 2018, among Holdings, the Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders and other financial institutions party thereto.

“First Amendment Effective Date” has the meaning specified in the First Amendment.

(ii) Each of the following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in its entirety to read as follows:

“Initial Term B-1 Loan” has the meaning specified in Section 2.01(a) and on and after the First Amendment Effective Date shall include the 2018 Term Loans incurred under the First Amendment. The aggregate principal amount of Initial Term B-1 Loans after giving effect to the 2018 Term Loans incurred and funded on the First Amendment Effective Date is $1,093,250,000.

“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being up to three tranches on the Closing Date (i.e. (i) Initial Term B-1 Loans and Initial Term B-1 Commitments, (ii) Initial Term B-2 Loans and Initial Term B-2 Commitments, and/or (iii) Initial Term B-3 Loans and Initial Term B-3 Commitments) and on and after the First Amendment Effective Date, the Initial Term B-1 Loans shall be considered part of the same Term Loan Tranche as the 2018 Term Loans made on such date. Additional Term Loan Tranches may be added after the Closing Date, i.e., New Term Loans (including New Term Loans denominated in RMB), Specified Refinancing Term Loans, New Term Commitments, Specified Refinancing Term Commitments and each Term B-3 Loans Sub-Tranche.

(iii) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Initial Term B-1 Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders holding Initial Term B-1 Loans the aggregate principal amount of all Initial Term B-1 Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term B-1 Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term B-1 Loans made as of the Closing Date)):

Date	Amount
The last Business Day of each fiscal quarter starting with the fiscal quarter ended September 30, 2017 and ending with the fiscal quarter ended March 31, 2018.	0.25% of the aggregate initial principal amount of the Initial Term B-1 Loans on the Closing Date.
The last Business Day of each fiscal quarter starting with the fiscal quarter ended June 30, 2018 and ending with the fiscal quarter most recently ended prior to the Maturity Date for the Initial Term Facilities.	$2,753,778.34

provided, however, that the final principal repayment installment of the Initial Term B-1 Loans shall be repaid on the Maturity Date for the Initial Term B-1 Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term B-1 Loans outstanding on such date.

SECTION 4. CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied (or duly waived by the Administrative Agent):

4.1 Certain Documents. The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) a counterpart of this Amendment, duly executed by each Loan Party, the Administrative Agent and the Incremental Term Lender;

(ii) a solvency certificate signed by the chief financial officer or similar officer, director or authorized signatory of the Parent Borrower, substantially in the form attached as Exhibit A to this Amendment (with such changes as may be agreed by the Parent Borrower and the Administrative Agent);

(iii) such customary resolutions or other action of Holdings and each Incremental Borrower as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and such documents and certifications (including, without limitation, incumbency certificates, Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each of Holdings and the Incremental Borrowers is duly organized or formed, and that each of Holdings and the Incremental Borrowers is validly existing and, if applicable, in good standing;

(iv) an executed legal opinion of (A) Latham & Watkins LLP, special New York counsel to the Loan Parties and (B) Loyens & Loeff N.V., Dutch counsel to the Administrative Agent, in each case, addressed to the Administrative Agent and the Lenders and in form and substance reasonably acceptable to the Administrative Agent; and

(v) a Committed Loan Notice from the Borrowers with respect to the 2018 Term Commitment Increase for a single Term Borrowing of a Eurocurrency Rate Loan with an Interest Period ending June 29, 2018.

4.2 Fees and Expenses. All fees and reimbursable expenses that, in case of reimbursable expenses, have been invoiced in reasonable detail at least three Business Days prior to the First Amendment Effective Date, in each case that are due and payable to any Person on the First Amendment Effective Date under any engagement letter entered into in connection with this First Amendment shall have been paid in full in immediately available funds.

4.3 Representations and Warranties; No Defaults and Pro Forma Compliance. Immediately after giving effect to this Amendment (including the funding of the 2018 Term Loans), (A) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement, Section 5 hereof and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and except that for purposes of this Section 4.3, the representations and warranties contained in Section 5.14 of the Credit Agreement shall refer to the Amendment Effective Date rather than the Closing Date for the purposes of this Section 4.3, (B) no Default or Event of Default shall exist, and (C) the Borrowers are in pro forma compliance with the Maximum First Lien Leverage Requirement. A Responsible Officer of either Incremental Borrower shall have delivered a certificate certifying as to the matters set forth in clauses (A), (B) and (C).

4.4 PATRIOT Act. The Term Lenders and the Revolving Credit Lenders shall have received from Holdings and the Borrowers documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent such documentation or other information has been reasonably requested in writing at least three Business Days prior to the First Amendment Effective Date. Any Incremental Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to the Administrative Agent prior to the Closing Date.

SECTION 5. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders as of the date of this Amendment that:

5.1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.3) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment and the Credit Agreement (after giving effect to this Amendment), (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required by Law in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except in each case for (w) (1) with respect to the U.S. Loan Parties, filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (2) with respect to the non-U.S. Loan Parties, the filings, registrations, approvals, consents and other actions listed on Schedule 5.03 to the Credit Agreement or other Perfection Requirements and (3) notices as legally required pursuant to para. 1280 German Civil Code (BGB), (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.4 Binding Effect. This Amendment has been duly executed and delivered by each Loan Party (subject, in each case, to the Legal Reservations and Section 5.3). Subject to the Legal Reservations, this Amendment and the Amended Credit Agreement constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms.

5.5 Use of Proceeds. The proceeds of the 2018 Term Loans shall be used solely to (i) pay the 2018 Special Dividend and (ii) pay or reimburse fees and expenses in connection with this Amendment and the transactions contemplated hereby. Immediately after giving effect to the consummation of the Transactions, the Borrowers shall be in compliance with Section 7.05 of the Credit Agreement.

5.6 Beneficial Ownership.As of the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.4 of this Amendment is true and correct in all material respects. As used herein, “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

SECTION 6. CONDITIONS SUBSEQUENT

Within ninety (90) days after the First Amendment Effective Date, unless waived or extended by the Collateral Agent in its reasonable discretion, the Collateral Agent shall have received such items, or the Incremental Borrowers shall have completed such undertakings, as applicable, as specified on Annex II hereto.

SECTION 7. MISCELLANEOUS

7.1 Reference to and Effect on the Loan Documents.

(a) As of the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

7.2 Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) solely to the extent provided in Section 10.04 of the Credit Agreement.

7.3 Reaffirmation. Subject to Annex II hereto, each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the First Amendment Effective Date, that its guarantee of the Obligations under the applicable Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Amended Credit Agreement and including the obligations of the Loan Parties in respect of the 2018 Term Loans) subject to any limitations set out in the Amended Credit Agreement and any other Loan Document applicable to that Loan Party. Subject to Annex II hereto, neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) is intended to or will create a registerable Lien or requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

7.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

7.5 Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT (OTHER THAN TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE HEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.6 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

7.7 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

7.8 Waiver of Jury Trial. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

7.9 Tax Treatment. For U.S. federal and applicable state and local income tax purposes, immediately before and after giving effect to this Amendment, all of the Initial Term B-1 Loans shall be treated as one fungible tranche. Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALPHA 3 B.V., as Parent Borrower

By:	/s/ Cornelis Siemon Stigter
Name:	Cornelis Siemon Stigter
Title:	Director A

By:	/s/ Johannes Adrianus Man
Name:	Johannes Adrianus Man
Title:	Director B

ALPHA 2 B.V., as Holdings

By:	/s/ Cornelis Siemon Stigter
Name:	Cornelis Siemon Stigter
Title:	Director A

By:	/s/ Ingo Steinbeck
Name:	Ingo Steinbeck
Title:	Director B

ATOTECH B.V., as Subsidiary Guarantor

By:	/s/ Cornelis Siemon Stigter
Name:	Cornelis Siemon Stigter
Title:	Director A

By:	/s/ Geoffrey Wild
Name:	Geoffrey Wild
Title:	Director B

[Signature Page to Project Alpha Amendment No. 1]

ALPHA 4 B.V., as Subsidiary Guarantor

By:	/s/ Cornelis Siemon Stigter
Name:	Cornelis Siemon Stigter
Title:	Director A

By:	/s/ Johannes Adrianus Man
Name:	Johannes Adrianus Man
Title:	Director B

ALPHA 5 B.V., as Subsidiary Guarantor

By:	/s/ Cornelis Siemon Stigter
Name:	Cornelis Siemon Stigter
Title:	Director A

By:	/s/ Johannes Adrianus Man
Name:	Johannes Adrianus Man
Title:	Director B

[Signature Page to Project Alpha Amendment No. 1]

ALPHA US BIDCO, INC., as Subsidiary Borrower

By:	/s/ Eve Powars-Bahr
Name:	Eve Powars-Bahr
Title:	Secretary

ATOTECH USA, LLC, as Subsidiary Guarantor

By:	/s/ Eve Powars-Bahr
Name:	Eve Powars-Bahr
Title:	Secretary

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH DEUTSCHLAND GMBH, as a Borrower

By:	/s/ Geoffrey Wild
Name:	Geoffrey Wild
Title:	Managing Director

ALPHA GERMANY BIDCO GMBH, as a Subsidiary Guarantor

By:	/s/ Geoffrey Wild
Name:	Geoffrey Wild
Title:	Managing Director

ATOTECH BETEILIGUNGS GMBH & CO. KG, as a Subsidiary Guarantor

By:	/s/ Geoffrey Wild
Name:	Geoffrey Wild
Title:	Managing Director

ATOTECH S.E.A. PTE LTD, as a Borrower

By:	/s/ Sanal Kumar Ramachandrapanicker
Name:	Sanal Kumar Ramachandrapanicker
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

Subsidiary Guarantor

Signed by Atotech Australia Pty Ltd by

sign here ▶	/s/ Martin Utteridge	sign here ▶	/s/ Linda Fonner
	Company Secretary/Director		Director

print name	Martin Utteridge	print name	Linda Fonner

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH DO BRASIL GALVANOTECHNICA LTDA.

By:	/s/ Milton Moraes Silveira Junior
Name:	Milton Moraes Silveira Junior
Title:	Superintendent Officer

By:	/s/ Maurício Furukawa Bombonati
Name:	Maurício Furukawa Bombonati
Title:	Officer

Witnesses:

1. /s/ Kennedy M. Miller Name: Kennedy M. Miller ID: CPF/MF:	2. /s/ Fernando Jorge Morais Name: Fernando Jorge Morais ID: CPF/MF:

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH CANADA LTD., as Subsidiary Guarantor

By:	/s/ David Balcerzak
Name:	David Balcerzak
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH ASIA PACIFIC LIMITED, as Subsidiary Guarantor

By:	/s/ George Yang
Name:	George Yang
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH JAPAN KABUSHIKI KAISHA, as Subsidiary Guarantor

By:	/s/ Hitoshi Ishikawa
Name:	Hitoshi Ishikawa
Title:	Vice President and Representative Director

[Signature Page to Project Alpha Amendment No. 1]

UAB “ATOTECH-CHEMETA”, as Subsidiary Guarantor

By:	/s/ Grazina Kontrimaviciute
Name:	Grazina Kontrimaviciute
Title:	Managing Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH POLAND SP. Z O.O., as Subsidiary Guarantor

By:	/s/ Jaroslaw Rozwadowski
Name:	Jarosław Rozwadowski
Title:	President of the Management Board

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH-CHEMETA LIMITED LIABILITY COMPANY, as Subsidiary Guarantor

By:	/s/ Ms. Grazina Kontrimaviciute
Name:	Ms. Grazina Kontrimaviciute
Title:	General Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH SKANDINAVIEN A.B., as Subsidiary Guarantor

By:	/s/ Tobias Mommertz
Name:	Tobias Mommertz
Title:	Director

By:	/s/ Romeo Taddei
Name:	Romeo Taddei
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH TAIWAN LIMITED, as Subsidiary Guarantor

By:	/s/ George Yang
Name:	George Yang
Title:	Chairman

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH UK LIMITED, as Subsidiary Guarantor

By:	/s/ Romeo Taddei
Name:	Romeo Taddei
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

ATOTECH DE MEXICO, S.A. DE C.V., as Subsidiary Guarantor

By:	/s/ David Balcerzar
Name:	David Balcerzar
Title:	Director

ATOTECH SERVICIOS DE MEXICO, S.A. DE C.V., as Subsidiary Guarantor

By:	/s/ David Balcerzar
Name:	David Balcerzar
Title:	Director

By:	/s/ Vicente Pastalle
Name:	Vicente Pastalle
Title:	Business Director

[Signature Page to Project Alpha Amendment No. 1]

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:	/s/ Filippo Crosara
Name:	Filippo Crosara
Title:	Director

BARCLAYS BANK PLC, as Incremental Term Lender

By:	/s/ Filippo Crosara
Name:	Filippo Crosara
Title:	Director

[Signature Page to Project Alpha Amendment No. 1]

Annex I

Incremental Term Lender	Amount
BARCLAYS BANK PLC	$200,000,000